                                                                    EXHIBIT 99.3

                                          GreenPoint Manufactured Housing Contract Trust
                                                     Pass Through Certificates
                                                           Series 1999-5
                                             January 1, 1999 through December 31, 1999

                                                    Class A-1         Class A-2        Class A-3        Class A-4       Class A-5
                                                --------------    -------------    -------------   --------------   -------------
1999 Distribution Allocable to Principal          4,436,412.87             0.00             0.00             0.00            0.00
1999 Distributions Allocable to Interest          1,260,239.29     1,321,600.00       488,666.66     1,669,800.00      315,406.66
12/31/99 Remaining Principal Balance            108,563,587.13    11,200,000.00    40,000,000.00   132,000,000.00   24,200,000.00

                                                   Class M A-1      Class M B-1        Class M-2          Class B
                                                --------------    -------------    -------------   --------------
1999 Distributions Allocable to Principal                 0.00             0.00             0.00             0.00
1999 Distributions Allocable to Interest            384,566.66       138,166.66       581,490.00       712,800.00
12/31/99 Remaining Principal Balance             27,800,000.00    10,000,000.00    37,800,000.00    43,200,000.00

Number and aggregate remaining principal balance of Contracts with payments delinquent:

        Days Delinquent              Number            Aggregate Remaining Principal Balance
        ---------------              ------            -------------------------------------
           31 - 59                    156                        5,900,124.17
           60 - 89                     38                        1,340,850.63
          90 or more                  204                          411,748.06

Aggregate amount of servicing fees and expenses payable out of the trust for 1999:        898,368.78

The number of contracts that were repurchased or replaced during 1999                             10

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon          988,554.94

The balance in the Reserve Account as of 12/31/99                                               0.00

1999 Cumulative Realized Losses                                                            50,332.89

The amount of any outstanding Monthly Advance Amount as of 12/31/99                             0.00

1999 amounts deposited to Reserve Account                                                       0.00

The pool scheduled principal balance, expressed as a percentage
     of the Cut-Off Date pool principal balance                                           99.1784421%

The number of Manufactured Homes Currently held by the Servicer due to Repossessions              24
    and the aggregate principal balance of the related defaulted Contracts                873,439.86